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                                                                    Exhibit 23.1



                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



To Cybershop.com, Inc. (formerly known as Cybershop International, Inc.):



            As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our reports dated February 16, 1999 included in Cybershop.com, Inc.'s Form 10-K for the year ended December 31, 1998, and to all references to our firm included in this registration statement.


                                                Arthur Andersen LLP



Roseland, New Jersey
November 24, 1999